UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2020

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street Hamilton HM 10, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TRTN	New York Stock Exchange
8.50% Series A Cumulative Redeemable Perpetual Preference Shares	TRTN PRA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Perpetual Preference Shares	TRTN PRB	New York Stock Exchange
7.375% Series C Cumulative Redeemable Perpetual Preference Shares	TRTN PRC	New York Stock Exchange
6.875% Series D Cumulative Redeemable Perpetual Preference Shares	TRTN PRD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2020 (the "Closing Date"), Triton Container Finance VIII LLC (the "Issuer"), an indirect wholly-owned subsidiary of Triton International Limited ("Triton"), issued $1,300,000,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class A (the "Class A Notes") and $65,800,000 Fixed Rate Asset-Backed Notes, Series 2020-1, Class B (the "Class B Notes" and collectively with the Class A Notes, the "Notes") in a previously announced private offering. The Notes were issued under an Indenture, dated as of the Closing Date (the "Indenture"), by and between the Issuer and Wilmington Trust, National Association, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2020-1 Supplement, dated as of the Closing Date (the "Series 2020-1 Supplement"), by and between the Issuer and the Indenture Trustee.

The Class A Notes will bear interest at a rate of 2.11% per annum. The Class B Notes will bear interest at a rate of 3.74% per annum. Interest and scheduled principal on the Notes is payable monthly beginning in October 2020. The legal final maturity date of the Notes is September 20, 2045. If certain early amortization events or events of default occur and are continuing, then principal payments on the Notes may be accelerated as further described in the Indenture and the Series 2020-1 Supplement. The Notes are primarily secured by a pool of shipping containers and related assets owned by the Issuer. The Indenture and the Series 2020-1 Supplement contain certain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications.

The net proceeds from the issuance of the Notes were primarily used to repay all of the existing asset-backed notes issued by Triton Container Finance VI LLC, which had an outstanding principal balance of $1.2 billion and a weighted average coupon of 3.88%.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.

The descriptions of the Notes, the Indenture and the Series 2020-1 Supplement set forth above do not purport to be complete and are qualified in their entirety by reference to the full terms of such documents. Copies of the Indenture and the Series 2020-1 Supplement are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
4.1	Indenture, dated September 21, 2020, between Triton Container Finance VIII LLC and Wilmington Trust, National Association, as indenture trustee.
4.2	Series 2020-1 Supplement, dated September 21, 2020, between Triton Container Finance VIII LLC and Wilmington Trust, National Association, as indenture trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: September 21, 2020	By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Senior Vice President, General Counsel and Secretary

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